                                                       Registration No. 33-58874

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _____________________


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             _____________________


                             CAPSURE HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)


              Delaware                                 34-1010356
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
    of incorporation or organization)


                             Capsure Holdings Corp.
                           Two North Riverside Plaza
                               Chicago, IL  60606
                                 (312) 454-0100
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             _____________________


                                                     with copy to:

        Kelly L. Stonebraker, Esq.                    David S.Stone, Esq.
          Capsure Holdings Corp.        Seyfarth, Shaw, Fairweather & Geraldson
        Two North Riverside Plaza          55 East Monroe Street, Suite 4200
               Chicago, IL 60606                Chicago, Illinois 60603
                (312) 454-0100                       (312) 346-8000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)



                ________________________________________________

                           De-Registration of Shares


DE-REGISTRATION

         The Registrant initially registered with the Commission, pursuant to a Registration Statement on Form S-3 ("Registration Statement"), 407,041 shares of its common stock, par value $0.05 per share ("Common Stock"). Warrants to purchase 44,444 shares of Common Stock were exercised and such number of shares of Common Stock were issued, but remain unsold, under the Registration Statement. Accordingly, 362,597 shares of Common Stock have been registered but not sold under the Registration Statement.

         The Registrant hereby amends the Registration Statement to de-register 362,597 shares of Common Stock, being all of the shares of Common Stock registered but not sold under the Registration Statement.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April __, 1995.

                                        CAPSURE HOLDINGS CORP.

                                        By:
                                              -----------------------------
                                              Bruce A. Esselborn
                                              President (Principal
                                              Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April __, 1995.


                                                            Chairman of the Board, Chief Executive Officer
- ---------------------------------------------               and Director
Samuel Zell

                                                            President and Director
- ---------------------------------------------
Bruce A. Esselborn

                                                            Senior Vice President and Chief Financial Officer
- ---------------------------------------------               (Principal Financial Officer)
Mary Jane Robertson

                                                            Controller
- ---------------------------------------------               (Principal Accounting Officer)
John S. Heneghan

                                                            Director
- ---------------------------------------------
Rod F. Dammeyer

                                                            Director
- ---------------------------------------------
Herbert A. Denton

                                                            Director
- ---------------------------------------------
Bradbury Dyer III

                                                            Director
- ---------------------------------------------
Talton R. Embry

                                                            Director
- ---------------------------------------------
Joe P. Kirby

                                                            Director
- ---------------------------------------------
Dan L. Kirby

                                                            Director
- ---------------------------------------------
Donald W. Phillips

                                                            Director
- ---------------------------------------------
Sheli Z. Rosenberg

                                                            Director
- ---------------------------------------------
L.G. Schafran


- ---------------------------------------------               Director
Richard I. Weingarten

*By
    -----------------------------------------
         Sheli Z. Rosenberg, Attorney-in-Fact
